UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): May 18, 2005

Waste Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25955	01-0780204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8 (Address of principal executive offices and zip code)

(905) 319-1237 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Waste Services, Inc. issued a press release on May 19, 2005 announcing the appointment of Mark A. Pytosh as Executive Vice President and Chief Financial Officer.  Mr. Pytosh succeeds Ronald L. Rubin who has decided to leave the Company to pursue other professional opportunities.  A copy of that release is furnished as Exhibit 99.1.

Mr. Pytosh, 40, was appointed Executive Vice President effective February 23, 2004 and Chief Financial Officer effective May 18, 2005.  Prior to joining the Company, Mr. Pytosh was a Managing Director in Investment Banking at Lehman Brothers where he focused on working with clients in the industrial sector, including leading the firm's banking efforts in the solid waste industry.  Before joining Lehman Brothers in 2000, Mr. Pytosh had 15 years of investment banking experience at Donaldson, Lufkin & Jenrette and Kidder, Peabody.

Mr. Pytosh entered into an employment agreement with the Company effective February 23, 2004.  The employment agreement is for an indefinite term.  By the terms of his employment agreement, Mr. Pytosh is entitled to a base salary of $400,000 and a discretionary cash bonus of up to 100% of his base salary.  The employment agreement provides for the following termination benefits:  (a) upon Mr. Pytosh's death or if the Company terminates Mr. Pytosh's employment by reason of his total disability, Mr. Pytosh (or his beneficiaries) is entitled to continue to receive his base salary for three years and is entitled to payment of his average bonus paid in the prior three years (or where Mr. Pytosh has been employed for less than three years, his full bonus entitlement in the immediately preceding fiscal year) in monthly installments over thirty-six months and all of his options then outstanding vest immediately and continue to be exercisable for the balance of their term; (b) upon termination of the agreement by the Company without cause or by Mr. Pytosh for good reason, Mr. Pytosh is entitled to continue to receive his base salary for a period of two years and to payment of his average bonus in the prior two years (or where Mr. Pytosh has been employed for less than two years, his full bonus entitlement in the immediately preceding fiscal year), in equal installments over twenty-four months and all of Mr. Pytosh's options then vest and continue to be exercisable for the balance of their term.  If Mr. Pytosh's employment is terminated by the Company without cause or by him for good reason and a change of control has occurred with the two years preceding or the one year after the effective date of his termination, then Mr. Pytosh is entitled to receive a lump sum payment of three times both his base salary and his average bonus.  If Mr. Pytosh terminates his employment voluntarily or if his employment is terminated for cause, Mr. Pytosh is only entitled to receive any accrued but unpaid base salary, expenses and any unearned benefits.  Mr. Pytosh's employment agreement also provides for other customary benefits and perquisites, some of which will continue after his termination, and prohibits Mr. Pytosh from competing against the Company during the term of his employment and for a specified period following his termination.

Section 9 – Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release, dated May 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

WASTE SERVICES, INC.

By: /s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President, General Counsel & Secretary

Date: May 20, 2005